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                                                                   EXHIBIT 4.1
                                                                COMMON STOCK

   NUMBER                                                          SHARES
---------------                                             --------------------
                              [LOGO of ORATEC]

---------------                                             --------------------
                                                            SEE REVERSE SIDE FOR
                                                            CERTAIN DEFINITIONS
                                                            CUSIP 68554M 10 8

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

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THIS CERTIFIES THAT



IS THE OWNER OF

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                    FULLY PAID AND NONASSESSABLE SHARES OF
                 COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF


                          ORATEC Interventions, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:



                      [ORATEC INTERVENTIONS, INC. SEAL]


     /S/ Nancy V. Westcott                           /s/ Kenneth W. Anstey


        SECRETARY                                           PRESIDENT

CONTERSIGNED AND REGISTERED:
        AMERICAN STOCK TRANSFER & TRUST COMPANY
                (NEW YORK, N.Y.)
                        TRANSFER AGENT AND REGISTRAR


                                     AUTHORIZED SIGNATURE